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 COO                                                     [LOGO]
Listed                                             THE COOPER COMPANIES
 NYSE
                                                   21062 Bake Parkway
NEWS RELEASE                                       Lake Forest, CA 92630
                                                   888-822-2660
      CONTACT:                                     Fax: 949-597-0662


 NEWS RELEASE

          CONTACT:

          Norris Battin
          The Cooper Companies, Inc.
          nbattin@usa.net

                 FOR IMMEDIATE RELEASE

                        THE COOPER COMPANIES, INC. HOLDS
                         ANNUAL MEETING OF STOCKHOLDERS

LAKE FOREST, Calif., March 27, 2002--At its annual meeting held yesterday in New York City, stockholders of the Cooper Companies, Inc. (NYSE: COO) elected eight directors, and ratified the appointment of KPMG LLP as the Company's auditors for fiscal 2002.

In his remarks to stockholders, A. Thomas Bender, chief executive officer, said that Cooper has three major business objectives going forward:

     o To increase revenue and earnings 15 to 20 percent per year for the next five years.

     o To continue to be the fastest growing specialty contact lens company and achieve global market leadership by the end of 2003.

     o To grow revenue at CooperSurgical, the Company's women's healthcare business, to $100 million in 2003 through a combination of acquisition and internal growth.

Business Reviews
----------------
Bender said that he expects the worldwide soft contact lens market to grow in the high single digits over the next three years and then accelerate its growth into double digits toward the end of the decade. Favorable market demographics throughout the industrialized world will drive this growth, as a new cohort of teenagers--the primary market for contact lenses--enters the market.

In addition, underpenetrated international markets offer great promise for improved soft contact lens acceptance. In the United States, over 20 percent of those requiring vision correction wear contact lenses, but in other major markets, their acceptance is significantly less. In Japan, the world's second




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largest contact lens market, only about 12 percent of people with visual defects wear contacts; in Europe, about 8 percent wear them.

"Given these favorable market dynamics and the continuing adoption by patients and practitioners of the specialty and value-added contact lens products that CVI is noted for," said Bender, "I expect that CVI will continue to achieve 15 to 20 percent revenue growth per year over the next five years."

CVI's recent acquisition of Biocompatibles Eyecare, Inc., a contact lens manufacturer specializing in contact lenses for patients with discomfort from dry eyes - a major cause of lens wearers dropping out of the market - adds another important niche to its specialty lens franchise and makes CVI the world's fourth leading contact lens manufacturer.

In the fastest growing specialty segment of the contact lens market, toric lenses that correct astigmatism, CVI's nearly 33 percent market share now leads the worldwide market, and CVI expects that its toric lens revenue will continue to grow faster than the market during the next several years.

With the Biocompatibles acquisition, specialty lenses now generate nearly two-thirds of CVI's worldwide revenue, half of which now comes from markets outside of the United States. "With this acquisition," Bender noted, "we have improved our market position significantly in Europe, where we have become the third leading contact lens manufacturer.

"New product introductions continue around the world," said Bender. "More and more practitioner offices are accepting our cosmetic lens products which enhance or change the appearance of the color of the eye, and our monthly Frequency(R) Multifocal, which provides presbyopic correction, has been gaining traction in the United States. The addition of Frequency XR, a planned replacement lens for patients with complex astigmatic conditions, offers an affordable frequent replacement option to many patients who have not had this choice until now."

Bender said that he expects CooperSurgical (CSI), the Company's women's healthcare business, to expand its franchise through continued market consolidation and through internal growth from its line of products used in incontinence, osteoporosis, reproductive medicine and pap testing. In 2001, CSI grew 26 percent -- 10 percent from organic growth and 16 percent from acquisitions.

In executing its business strategy, CSI has acquired 15 companies or product lines in the past seven years in the medical device sector of the women's healthcare market. CSI recently announced plans to acquire the bone densitometry business of Norland Medical Systems (OTCBB: NRLD). Norland's densitometry products, which are used in the evaluation of osteoporosis, had sales of $8.5 million in 2001.




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For fiscal 2002, CSI expects to reach $70 million in revenue with operating margins exceeding 20 percent. It is targeting $100 million in revenue in 2003.

For fiscal 2002, Cooper estimates that earnings per share from continuing operations will range between $3.05 and $3.10 with revenue between $310 and $320 million. For fiscal 2003, the Company estimates that earnings per share will range between $3.95 and $4.05 with revenue between $375 and $390 million.

Robert S. Weiss, chief financial officer of the Company, addressed the progress that the Company has made in improving its days of sales outstanding (DSOs) that has been a recent concern to shareholders. He noted that cash collections for the first two months of the current fiscal quarter have been strong, and that Cooper has made significant progress toward its target of achieving DSOs of 65 to 70 days. He reported that the troublesome invoicing system at CooperVision's U.S. operation, that had been the source of the latest rise in DSOs, was now functioning smoothly.

Board of Directors and Officers
-------------------------------
Cooper's stockholders re-elected Allan E. Rubenstein, M.D. chairman. Dr. Rubenstein is chairman of the Board of Directors of University HeartScan, and a member of the faculty of the Mt. Sinai School of Medicine and the Mt. Sinai Neurofibromatosis Research and Treatment Center.

The stockholders also elected to the board of directors: A. Thomas Bender, president and chief executive officer of the Company; Michael H. Kalkstein, a partner in the law firm of Oppenheimer, Wolff & Donnelly, LLP; Moses Marx, general partner of United Equities; Donald Press, executive vice president of Broadway Management Company, Inc., and principal in the firm of Donald Press, P. C.; Steven Rosenberg, president and chief executive officer of Berkshire Bankcorp Inc; Robert S. Weiss, executive vice president and chief financial officer of the Company; and Stanley Zinberg, M. D.,vice president, practice activities for the American College of Obstetricians and Gynecologists.

After the stockholders' meeting, the board elected as officers of the Company:
A. Thomas Bender, president and chief executive officer; Robert S. Weiss, executive vice president and chief financial officer, David Acosta, treasurer,
B. Norris Battin, vice president investor relations and communications, Carol R. Kaufman, vice president of legal affairs, secretary and chief administrative officer and Stephen C. Whiteford, vice president and corporate controller.

Forward Looking Statements
--------------------------
Some of the information included in this news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-




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looking statements look for words like "believes," "expects," "may," "will,"
"should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Earnings Per Share
------------------
All references to earnings per share in this report are to diluted earnings per share from continuing operations.

Corporate Information
---------------------
The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Cooper Companies' World Wide Web address is www.coopercos.com.

CooperVision, Inc., markets a broad range of contact lenses for the vision care market. Headquartered in Lake Forest, Calif., it manufactures in Huntington Beach, Calif., Rochester, N.Y., Norfolk, Va., Adelaide, Australia, Farnborough and Hamble, England, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical, Inc., with operations in Trumbull, Conn., Hollywood, Fla., Malmo, Sweden, Montreal and Berlin, markets diagnostic products, surgical instruments and accessories for the gynecological market. Its Web address is www.coopersurgical.com.